SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

                     ___________________



    Date of Report (Date of earliest event reported) October19, 2000
                        BICO, INC.
   (Exact name of registrant as specified in its charter)


Pennsylvania                      0-10822                 25-1229323
(State of other jurisdiction   (Commission File Number)   (IRS Employer
of incorporation)                                       Identification No.)


       2275 Swallow Hill Road, Bldg. 2500, Pittsburgh, Pennsylvania 15220
        (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code (412) 429-0673




     _________________________________________________________
               (Former name or former address,
                if changes since last report.)









Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          BICO, Incorporated announced today in response to the recent drop in its stock value that nothing material to the Company has occurred to cause such a decline and that the Company is in a solid financial position with all projects proceeding very well.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7.   Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not Applicable.
          (b)  Pro Forma Financial Information - Not Applicable.
          (c)  Exhibits - Press Release.

                         SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BICO, INC.

                                   by  /s/   Fred E. Cooper
                                             Fred E. Cooper, CEO
DATED:  October 19, 2000





       BICO REPORTS NO MATERIAL REASON FOR STOCK DROP


     Pittsburgh, PA - October 19, 2000 - BICO, Incorporated (OTCBB:BIKO) announced today in response to the recent drop in its stock value that nothing material to the Company has occurred to cause such a decline and that the Company is in a solid financial position with all projects proceeding very well.
     Subsidiary Petrol Rem, Inc. will very soon begin sales of its oil spill bioremediation product, PRPr, through its planned purchase of INTCO, Inc. located in Southeast Louisiana, and other target acquisitions of revenue producing environmental solutions companies are progressing well with closure of two acquisitions anticipated within a few weeks.
     ViaCirQ, Inc., BICO's subsidiary that is a leading developer of extracorporeal hyperthermia medical devices, has begun to realize revenue and is in negotiations with several other top hospitals and clinics for orders of its ThermoChem-HT SystemT and disposable ThermoChem-HT System packs, which are used by physicians as adjunctive therapy in the treatment of patients with advanced cancer of the abdomen.
     BICO, Inc. has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental products.





FOR FURTHER INFORMATION, CONTACT:
Investors                                  Media
Diane McQuaide                             Susan Taylor
1.412.429.0673 phone                       1.412.429.0673 phone
1.412.279.9690 fax                         1.412.279.5041 fax

               INVESTOR RELATIONS NEWSLINE NUMBER: 1.800.357.6204
                          WEBSITE:www.bico.com